Exhibit 5.1

August 5, 2016

Sunoco Logistics Partners L.P.

3807 West Chester Pike

Newtown Square, PA 19073

Ladies and Gentlemen:

We have acted as counsel for Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection with the rendering of the opinions hereinafter set forth, we have examined (i) executed copies of the organizational documents of the Partnership and Sunoco Partners LLC (the “General Partner”); (ii) the Registration Statement, including the Prospectus; (iii) resolutions of the Board of Directors of the General Partner; and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws, (v) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement to the Prospectus, (vi) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws, (vii) a definitive purchase, equity distribution agreement, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto and (viii) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Common Units, when issued, will be validly issued, fully paid and non-assessable.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

August 5, 2016 Page 2

The foregoing opinion is limited to the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.